UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2006

Sipex Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27892	04-6135748
(State of other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

233 South Hillview Drive
Milpitas, California    95035
(Address of principal executive offices including zip code)

408-934-7500
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Amendment No. 1 to Current Report on Form 8-K is being filed for the purpose of amending the Current Report on Form 8-K of Sipex Corporation, a Delaware corporation ("Sipex") filed with the Securities and Exchange Commission on March 3, 2006, to include as Exhibit 10.1 the Master Agreement between Sipex, Hangzhou Silan Microelectronics Co. Ltd. and Hangzhou Silan Integrated Circuit Co., Ltd., dated as of February 27, 2006, including the Production Equipment Sale Agreement (Exhibit A to the Master Agreement), the Process Technology Transfer and License Agreement (Exhibit B to the Master Agreement), the Wafer Supply Agreement (Exhibit C to the Master Agreement) and the Product License Agreement (Exhibit D to the Master Agreement).

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.
Exhibit No.	Description
10.1*	Master Agreement between Sipex, Hangzhou Silan Microelectronics Co. Ltd. and Hangzhou Silan Integrated Circuit Co., Ltd., dated as of February 27, 2006.

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* Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to such confidentiality request. The omitted portions have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: July 26, 2006

Sipex Corporation

By: /s/ Clyde R. Wallin

Clyde R. Wallin
Chief Financial Officer and Sr. VP of Finance

EXHIBIT INDEX
Exhibit No.	Description
10.1*	Master Agreement between Sipex, Hangzhou Silan Microelectronics Co. Ltd. and Hangzhou Silan Integrated Circuit Co., Ltd., dated as of February 27, 2006.

________________

* Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to such confidentiality request. The omitted portions have been filed separately with the Securities and Exchange Commission.